Exhibit 10.4.a

Non-Employee Director Annual Grant Form

RESTRICTED STOCK UNIT AWARD AGREEMENT

FMC CORPORATION

INCENTIVE COMPENSATION AND STOCK PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between FMC Corporation (the “Company”) and [                    ] (the “Participant”).

WHEREAS, the Company maintains the FMC Corporation Compensation Policy for Non-Employee Directors (the “Policy”), which contemplates the grant of awards to non-employee directors of the Company under the FMC Corporation Incentive Compensation and Stock Plan (the “Plan”); and

WHEREAS, Section 13 of the Plan authorizes the grant of Awards payable in, and valued with reference to, Common Stock; and

WHEREAS, to compensate the Participant for his or her past and anticipated future contributions to the Company and to further align the Participant’s personal financial interests with those of the Company’s stockholders, the Policy provides for the grant of restricted stock units to the Participant on the terms described below, effective [                    ] (the “Grant Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Restricted Stock Units.

(a) Pursuant to the Policy and the Plan, the Company hereby awards to the Participant [            ] restricted stock units on the terms and conditions set forth herein (the “Units”). The terms of the Plan are incorporated herein by this reference and made a part of this Agreement. Capitalized terms not otherwise defined herein will have the same meanings as in the Plan.

(b) Each Unit, once vested, represents an unfunded, unsecured right of the Participant to receive one share of Common Stock (each a “Share”) at a specified time. The Units will become vested, and Shares will be issued in respect of vested Units, as set forth in this Agreement.

2. Vesting.

(a) Subject to the Participant’s continued service to the Company through the applicable date or event, 100% of the Units shall become vested on the earliest of:

(i) the date of the annual stockholders’ meeting that next follows the Grant Date (the “Vesting Date”);

Non-Employee Director Annual Grant Form

(ii) immediately prior to, but contingent upon the occurrence of, a Change in Control (which, solely for purposes of this Agreement, will have the meaning defined in the Policy); or

(iii) the Company’s termination of this arrangement in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix).

(b) In addition, if the Participant dies while in service to the Company and prior to the date the Units otherwise vest, a pro-rata portion of the Units (based on the number of days the Participant served the Company from and after the Grant Date relative to the total number of days in the period beginning on the Grant Date and ending on the Vesting Date) will become vested on the date of the Participant’s death.

(c) Upon the cessation of the Participant’s service to the Company, any Unit that has not become vested on or prior to the effective date of such cessation will then be forfeited immediately and automatically and the Participant will have no further rights with respect thereto.

3. Settlement.

(a) Subject to Section 3(b), Shares will be issued in respect of all vested Units upon the earlier of (i) the Participant’s “separation from service” (as that term is defined in Treas. Reg. § 1.409A-1(h)), (ii) the Company’s termination of this arrangement in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), or (iii) the specified date elected by the Participant (if any) by submitting an election form to the Company in the form provided by the Company no later than the earlier of the last date allowable without incurring an additional tax under Section 409A of the Code or the date prescribed by the Company.

(b) Notwithstanding anything herein to the contrary:

(i) to the extent the requirements of Treas. Reg. § 1.409A-2(b)(7)(ii) are met, the issuance of Shares hereunder will be delayed to the extent the Company reasonably anticipates that the issuance will violate Federal securities laws or other applicable laws;

(ii) to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) is necessary to avoid the application of an additional tax under Section 409A of the Code, Shares that are otherwise issuable upon the Participant’s “separation from service” (as that term is defined in Treas. Reg. § 1.409A-1(h)) will be deferred (without interest) and issued to the Participant immediately following that six month period;

Non-Employee Director Annual Grant Form

(iii) upon the occurrence of a Change in Control that also constitutes a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the Company’s assets” (as those terms are defined in Treas. Reg. §§ 1.409A-3(i)(5)), the Participant will receive a cash payment equal to the number of Units he or she held immediately prior to such Change in Control multiplied by the Change in Control Price (as that term is defined in the Policy). Such cash payment will be in lieu of the issuance of Shares pursuant to Section 3(a) and will constitute a full settlement of all the Participant’s rights in respect of the Units.

4. Non-Transferability. Neither the Units nor any right with respect thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable.

5. Stockholder Rights.

(a) The Participant will not have any stockholder rights or privileges, including voting or dividend rights, with respect to the Shares subject to Units until such Shares are actually issued and registered in the Participant’s name in the Company’s books and records.

(b) The foregoing notwithstanding, if the Company declares and pays a cash dividend or distribution with respect to its Common Stock while Units are outstanding hereunder, additional vested restricted stock units will be credited to the Participant in the manner described in the Policy, and such additional restricted stock units will constitute “Units” subject to all the terms of this Agreement.

6. No Limitation on Rights of the Company. The granting of Units will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Non-Employee Director Annual Grant Form

7. Reservation of Rights. Nothing in this Agreement or the Plan will be construed to (a) create any obligation on the part of the Board to nominate the Participant for reelection by the Company’s stockholders, or (b) limit in any way the right of the Board to remove the Participant as a director of the Company.

8. Tax Treatment and Withholding.

(a) The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

(b) It is a condition to the Company’s obligation to issue Shares hereunder that the Participant pay to the Company such amount as may be required to satisfy any tax withholding obligations arising in connection with this Award (or otherwise make arrangements acceptable to the Company for the satisfaction of such tax withholding obligations). If the required withholding amount required is not timely paid or satisfied, the Participant’s right to receive such Shares will be permanently forfeited. The Company, in its discretion, may withhold Shares otherwise issuable hereunder in satisfaction of the minimum amount required to be withheld in connection with this Award (based on the Fair Market Value of such Shares on the date of such withholding).

9. Notices.

(a) Any notice required to be given or delivered to the Company under the terms of this Agreement will be addressed to it in care of its Secretary, FMC Corporation, 1735 Market Street, Philadelphia, PA 19103, and any notice to the Participant will be addressed to his or her address indicated on the last page of this Agreement, or to such other address as may hereafter be designated in writing in accordance with this paragraph. Except as otherwise provided below in Section 9(b), any notice will be deemed to be duly given when enclosed in a properly sealed envelope addressed as stated above and deposited, postage paid, in a post office or branch post office regularly maintained by the United States government.

(b) The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

Non-Employee Director Annual Grant Form

10. Beneficiaries. In the event of the death of the Participant, the issuance of Shares under Section 3 shall be made in accordance with the Participant’s written beneficiary designation on file with the Company (provided such a designation has been duly filed with the Company, in the form prescribed by the Company and in accordance with the notice provisions of Section 9(a)). In the absence of any such beneficiary designation, the delivery of Shares under Section 3 will be made to the person or persons to whom the Participant’s rights pass by will or by the applicable laws of intestacy.

11. Administration. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Company has provided or made available to the Participant a copy of the Plan, (b) he or she has read the Plan, (c) all Units are subject to the Plan, (d) in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern, and (e) pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan, the Policy or this Agreement.

12. Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Agreement may only be amended by a writing signed by each of the parties hereto.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts-of-laws.

14. Privacy. By signing this Agreement, the Participant hereby acknowledges and agrees to the Company’s transfer of certain personal data of such Participant to the Company’s agents for purposes of implementing, performing or administering the Plan, this Award or any related benefit. Participant expressly gives his or her consent to the Company to process such personal data.

15. Section Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument.

Non-Employee Director Annual Grant Form

[Signature Page Follows.]

Non-Employee Director Annual Grant Form

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Agreement on the respective date below indicated.

FMC CORPORATION

By:
Title:
Date:

PARTICIPANT

Signature:
Address:

Date: